EXHIBIT 99.1



                SPECIALIZED HEALTH PRODUCTS ANNOUNCES RESULTS FOR
                SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2005

            o First six month revenues increase 36% to $3.3 million
    o Sales of manufactured products expand by 88% in first half of the year

Bountiful, Utah - August 10, 2005 - Specialized Health Products International, Inc. (OTCBB: SHPI), a leader in the design and development of medical safety devices, today reported consolidated financial results for the second quarter and six months ended June 30, 2005.

Second quarter highlights include:

         o        Total revenue increases 28% from the second quarter of 2004
         o Sales of manufactured products increase 77% compared to the same period last year
         o Company receives FDA 510(k) clearance to market MiniLoc(TM) Safety Infusion Set

Revenues for the second quarter of 2005 were $1.7 million, an increase of 28% from the $1.3 million recorded in the same period last year. Net loss for the second quarter of 2005, which includes a $324,000 charge related to amortization of deferred compensation, was $488,000 or $(0.01) per diluted share, compared to a loss of $177,000, or breakeven on an earnings per diluted share basis, for the same period last year.

Revenues for the six months ended June 30, 2005 increased 36% to $3.3 million, compared to $2.4 million in the same period of 2004. Net loss for the six months ended June 30, 2005, which includes a $643,000 charge related to amortization of deferred compensation, was $706,000, or $(0.02) per diluted share, compared to a loss of $460,000, or $(0.01) per diluted share, for the same period in 2004.

"Our second quarter results demonstrate continued progress in the execution of our business strategy," commented Jeff Soinski, President and Chief Executive Officer. "Midway through 2005, we are strengthening our position as a leading provider of safety medical products as we leverage our product portfolio and manufacturing assets to increase sales volume and strengthen our competitive position. Our improved top-line results were driven primarily by sales of our self-manufactured products, which increased 77% in the second quarter compared to the same period last year and accounted for more than half of our second quarter revenue. Development fee revenue related to our product agreements with major corporate partners, such as Tyco Healthcare, also sharply increased in the second quarter as we advanced new product platforms through the commercialization process. As expected, technology and license fee revenue decreased in the second quarter, as upfront license fees related to our earlier licensing agreements became fully amortized. As we continue to expand our self-manufactured product portfolio, we expect that a healthy progression shift in our revenue mix will generate somewhat lower blended gross margins compared to the 81% gross margin reported for 2004. However, as increased product sales bring greater efficiency to our operations, we expect operating margins to expand."

Mr. Soinski continued, "We are committed to achieving sustainable profitability and will work diligently to continue to grow product sales, gain operating efficiencies and maintain company-wide cost discipline in the coming quarters. At the same time, we will continue to invest in building our portfolio of next-generation safety products and strengthening our relationships with leading disposable medical product marketers and distributors to sell these products. In the first half of this year, we received FDA marketing clearance for two new self-manufactured product lines, SecureLoc(TM) Safety Introducer Needle and MiniLoc(TM) Safety Infusion Set, which are expected to provide a significant contribution to product revenue growth in the second half of the year."

SHPI will conduct a conference call to discuss second quarter 2005 financial results on Thursday, August 11 2005, at 4:30 p.m. EDT. Investors can participate in the conference call live by dialing (800) 553-0273 in the U.S. and (612) 288-0318 internationally. In addition, the call will be broadcast live over the Internet hosted at www.shpi.com under "Webcast" and will be archived online within one hour after completion of the call. A replay of the call will be available for one week after the event by dialing (800) 475-6701 in the U.S. and
(320) 365-3844 internationally and entering access code: 791948.

About Specialized Health Products International, Inc.
-----------------------------------------------------
SHPI is a leading developer, manufacturer and marketer of proprietary disposable medical devices for clinician and patient safety. Our innovative safety devices are designed to maximize the efficiency and quality of healthcare, while minimizing the risk of accidental needlesticks. Through proprietary design and manufacturing processes, we have developed multiple products based upon two primary patented technology platforms, FlexLoc(R) and SecureLocTM, which apply to virtually all medical needles used today. We manufacture and market certain products, including LiftLoc(R) Safety Infusion Set, under our own label. We license or supply other products to leading manufacturers and marketers in the global disposable medical product industry. For more information about SHPI, visit our web site at www.shpi.com

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of the Company's accounting policies and other risk factors detailed in the Company's SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included on certain forms the Company files with the Securities and Exchange Commission.

Contacts:
Specialized Health Products International, Inc.
Paul S. Evans
Tel: 801-298-3360
pevans@shpi.com

Integrated Corporate Relations, Inc.
John Mills
Tel: 310-395-2215
jmills@icr-online.com

Website:  www.shpi.com


                                      # # #


                            (Financial Tables Follow)

                        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005


                                               Three Months Ended                         Six Months Ended
                                        ---------------------------------        ---------------------------------
                                         June 30, 2005    June 30, 2004           June 30, 2005    June 30, 2004
                                        ---------------- ----------------        ---------------- ----------------
Revenue:
   Product sales and royalties             $  1,333,891     $    998,490            $  2,689,070     $  1,900,787
   Technology fees and license
     revenues                                    69,953          198,906                 268,859          397,812
   Development fees and related
     services                                   261,974          108,610                 367,775          143,773
                                           ------------     ------------            ------------     ------------
Total revenue                                 1,665,818        1,306,006               3,325,704        2,442,372

Cost of sales                                   541,526          254,914                 867,782          439,650
                                           ------------     ------------            ------------     ------------

Gross profit                                  1,124,292        1,051,092               2,457,922        2,002,722

Operating expenses:
   Research and development
     (2005 excludes amortization of
     deferred compensation of
     $108,832 and $215,620)                     707,344          642,786               1,378,577        1,260,465
   Sales and marketing
     (2005 excludes amortization of
     deferred compensation of $4,770
     and $8,118)                                238,071          248,980                 461,141          588,372
   General and administrative (2005
     excludes amortization
     of deferred compensation of
     $210,506 and $419,235)                     335,932          349,492                 670,340          632,051
   Amortization of deferred
     compensation                               324,108                -                 642,973            9,300
                                           ------------     ------------            ------------     ------------

Total operating expenses                      1,605,455        1,241,258               3,153,031        2,490,188
                                           ------------     ------------            ------------     ------------
                                               (481,163)        (190,166)               (695,109)        (487,466)
Loss from operations

Other income (expense)                           (7,106)          13,210                 (10,796)          27,190
                                           ------------     ------------            ------------     ------------

Net loss                                   $   (488,269)    $   (176,956)           $   (705,905)    $   (460,276)
                                           ============     ============            ============     ============

Net loss per share                         $       (.01)    $       (.00)           $       (.02)    $       (.01)
Weighted average number of common
  shares                                     44,582,473       39,729,832              44,520,693       33,225,201
                                           ------------     ------------            ------------     ------------

                        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEET
                                    AS OF JUNE 30, 2005 AND DECEMBER 31, 2004


         ASSETS                                                                June 30,             December 31,
                                                                                 2005                   2004
                                                                            ---------------       ---------------
Current assets:
   Cash and cash equivalents                                                $       982,688       $     1,571,926
   Accounts receivable                                                            1,304,929             1,228,647
   Inventory                                                                        447,954               286,577
   Prepaid expenses and other                                                       101,520               146,924
                                                                            ---------------       ---------------
     Total current assets                                                         2,837,091             3,234,074
                                                                            ---------------       ---------------

Property and equipment, net                                                         771,217               447,907

Intangible assets, net                                                              251,115                261,115

Other assets                                                                        138,131               114,633
                                                                            ---------------       ---------------
                                                                            $     3,997,554       $     4,057,729
                                                                            ===============       ===============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                         $     1,770,104       $     1,803,484

Deferred revenue, net of current portion                                             62,500                77,500

Deferred rent                                                                         6,986                10,797
                                                                            ---------------       ---------------

     Total liabilities                                                            1,839,590             1,891,781
                                                                            ---------------       ---------------

Stockholders' equity:
   Preferred stock, $.001 par value; 30,000,000 shares authorized,
      no shares outstanding                                                               -                     -
   Common stock, $.02 par value; 70,000,000 shares authorized,
     44,629,445 and 44,457,995 shares issued and outstanding,
     respectively                                                                   892,589               889,160
   Additional paid-in capital                                                    42,153,783            42,007,866
   Deferred compensation                                                         (3,029,792)           (3,578,366)
   Accumulated deficit                                                          (37,858,616)          (37,152,712)
                                                                            ---------------       ---------------
     Total stockholders' equity                                                   2,157,964             2,165,948
                                                                            ---------------       ---------------
                                                                            $     3,997,554       $     4,057,729
                                                                            ===============       ===============